Exhibit (c)(4)
Presentation to the Special Advisory Committee of Velocity’s Board of Directors
March 20, 2007
PROPRIETARY AND CONFIDENTIAL

Disclosure
The accompanying material was compiled or prepared on a confidential basis solely for the use of the Special Advisory Committee of Velocity’s Board of Directors (the “Special Committee”) and not with a view toward public disclosure under state, federal and international securities laws, or otherwise. Accordingly, it may not be reproduced, disseminated, quoted or referred to, in whole or in part, or used for any other purpose, without the prior written consent of FTN Midwest Securities Corp (“FTN”). The information contained in the accompanying material was obtained from Velocity and public sources and was relied on by FTN without assuming responsibility for independent verification as to the accuracy or completeness of such information. Any estimates or projections, including without limitation with respect to synergies, contained herein have been supplied by the management of Velocity or have been reviewed and found reasonable by said management or are publicly available, and involve numerous and significant subjective determinations which may not be correct. With respect to such projections, FTN assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Velocity and that Velocity will perform in accordance with such projections for all periods specified therein. This material is necessarily based on economic, market and other conditions as they exist on, and information made available as of, the date hereof. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation or warranty, whether as to the past or the future. This material was not prepared for use by readers not as familiar with the business and affairs of Velocity as the Special Committee and, accordingly, neither Velocity nor FTN, nor their respective legal or financial advisors or accountants take any responsibility for the accompanying materials when used by persons other than the Special Advisory Committee of Velocity’s Board of Directors. FTN Midwest Securities Corp. has not been requested to, and did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise), solvency or financial condition of Velocity or any of their subsidiaries or affiliates, nor has FTN been furnished with any such evaluations or appraisals. The preparation of the material contained herein involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances. Furthermore, FTN did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, FTN’s analyses must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein. In its analyses, FTN made many assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Velocity. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those set forth herein. These materials are for the use of the Special Advisory Committee of Velocity’s Board of Directors only and may not be used for any other purpose without FTN’s prior written consent. Accordingly, these materials and any opinion delivered in connection herewith, may not be relied upon by any persons including, without limitation, the shareholders of Velocity. These materials do not constitute an op inion of fairness with respect to the offer by One Equity Partners, nor a recommendation to any Velocity Board members or any other person as to how such person should vote or act with respect to such offer. These materials do not address the Special Advisory Committee of Velocity’s Board of Directors’ underlying business decision to enter into the transaction, nor do they evaluate alternative transaction structures or other financial or strategic alternatives or business strategies.
PROPRIETARY AND CONFIDENTIAL 2

Table of Exhibits
1. Transaction Overview 2. Premium Analysis 3. Valuation Analyses
PROPRIETARY AND CONFIDENTIAL 3

Transaction Summary
Buyer: One Equity Partners (“OEP”)
Consideration: $48.50 per share
Financing Equity investment from OEP, Oak Investment Partners, & Rho Capital Partners; new debt Structure: Acquisition of stock for 100% cash Included in Sale: 100% of the equity of Velocity
PROPRIETARY AND CONFIDENTIAL 4

Transaction Multiples
Fiscal Year Ended June 30 2006A 2007E(a) 2008E(a) EV / Revenue 1.1x 1.0x 0.9x EV / EBITDA 8.1x 6.9x 6.0x P/E 20.0x 11.7x 10.5x
Equity Value(b): $640.8 million Enterprise Value (EV)(b): $730.9 million
(a) Projections provided by Velocity management. (b) Value is calculated using fully diluted share count of 13.2 million. Fully diluted shares is calculated using the treasury stock method and includes convertible debt of 2.2 million, options outstanding of 2.5 million, and common shares outstanding of 9.7 million as reported on Velocity’s latest 10Q filed on February 9, 2007 and latest 10K filed on September 12, 2006.
PROPRIETARY AND CONFIDENTIAL 5

Table of Exhibits
1. Transaction Overview 2. Premium Analysis 3. Valuation Analyses
PROPRIETARY AND CONFIDENTIAL 6

FTN INVESTMENT BANKING

Comparable Trading Performance

Velocity vs. S&P Small Cap Index vs. Peer Groups


220
200
180
160
140
120
100
80
60
Relative Performance (%)
Online Peer Composite
Offline Peer Composite
Membership-Based Peer Composite
S&P Small Cap 600 Index
Velocity Common Stock
1/24/07: News report of potential sale of the Company.
Velocity stock price rose from $40.12 to $46.79 over the course of five days.
Mar-05
Jun-05
Sep-05
Dec-05
Mar-06
Jun-06
Sep-06
Dec-06
Mar-07
Daily

Source: CapitalIQ

Note: Composite group indices are market-cap weighted.

Online Peer Composite: 24/7 Real Media, aQuantive, Marchex, MIVA, ValueClick

Offline Peer Composite: ADVO (considered until 7/5/06 deal announcement of being acquired by Valassis), Catalina Marketing Corp., Harte-Hanks, infoUSA, Valassis Communications, ValueVision Media

Membership-Based Peer Composite: Intersections, Pre-Paid Legal Services, Rewards Network, United Online, Weight Watcher's International

PROPRIETARY AND CONFIDENTIAL 7

Velocity Trading Analysis 3 Months vs. 6 Months vs. 1 Year
Daily From 12/19/06 to 3/19/07 Daily From 9/19/06 to 3/19/07 Daily From 3/20/06 to 3/19/07 Weighted Weighted Average Price: 9.0 Weighted Average Price: 2.0 Average Price: 4.0 $42.80 $42.15 $44.30 8.0 3.5 7.0 1.5 3.0 6.0 2.5 5.0 1.0 2.0 4.0 1.5 Volume (in Volume (in Volume (in millions) millions) millions) 3.0 0.5 1.0 2.0
0.5 1.0
0.0 0.0 0.0 $36.26 — $38.00 — $42.00 — $47.00 — $36.26 — $38.00 — $42.00 — $47.00 — $36.26 — $38.00 — $42.00 — $47.00 - $37.99 $41.99 $46.99 $49.75 $37.99 $41.99 $46.99 $49.75 $37.99 $41.99 $46.99 $49.75 16% 14% 37% 33% 13% 37% 31% 19% 7% 48% 35% 10% % of Total Shares Traded % of Total Shares Traded % of Total Shares Traded Source: CapitalIQ Note: Weighted average prices and volume totals determined from closing prices of Velocity over indicated periods.
PROPRIETARY AND CONFIDENTIAL 8

Acquisition Premium Analysis(a) Last Two Years
All public companies All Small Cap Companies (Market Cap ( $1 bn) All Internet Services Companies
Market Mean Premiums Market Median Premiums
40 30
35 25 30
20 25
20 15
15 Market Mean Premiums (%) Market Median Premiums (%) 10 10
5 5
0 0 1 Day Prior 1 Week Prior 1 Month Prior 1 Day Prior 1 Week Prior 1 Month Prior
Source: CapitalIQ (a) Excludes deals with premium below negative 10% and those with premium greater than 100%.
PROPRIETARY AND CONFIDENTIAL 9

Purchase Price Premium
One Equity Offer Price per Share: $ 48.50 Premium Current share price as of 3/19/07 $ 46.54 4.2% “Undisturbed” share price on 1/23/07 $ 40.12 20.9% 3-month volume weighted average share price $ 44.30 9.5% 6-month volume weighted average share price $ 42.80 13.3% 1-year volume weighted average share price $ 42.15 15.1%
PROPRIETARY AND CONFIDENTIAL 10

FTN INVESTMENT BANKING

Analysis of Target Stock Premiums

Analysis of deals when the premium paid for a public company target is between 0-5%[a]

- **FTN performed an analysis of prior transactions within the past two years in which the premium paid for a public company was between 0-5% at the time of a deal announcement**
- **The analysis showed thirty-six transactions where the premium to the target's stock price on the day before the announcement was between 0 and 5%**
- **Of these thirty-six transactions, twenty-three showed meaningful price appreciation from an "undisturbed" stock price***
- **For the selected transactions, the average premium over the undisturbed price was equal to 23%**

Target	Transaction Value ($mm)	Premium @ 1 day prior to announcement	Premium over undisturbed price	Announcement Date	Close Date
Peoples Energy Corp.	$2,596	2.4%	10.1%	7/8/2006	2/21/2007
PortalPlayer Inc.	361	1.1%	29.1%	11/6/2006	1/5/2007
Metrologic Instruments Inc. *	450	4.7%	25.3%	9/12/2006	12/21/2006
Flag Financial Corp.	457	0.7%	22.2%	8/9/2006	12/8/2006
AmerUs Group Co.	3,443	4.8%	26.1%	7/12/2006	11/15/2006
FileNet Corp.	1,565	1.7%	28.9%	8/9/2006	10/12/2006
Heritage Property Investment Trust Inc.	3,161	4.9%	12.3%	7/9/2006	10/5/2006
GTECH Holdings Corp.	5,408	4.5%	9.0%	1/10/2006	8/29/2006
Mpower Holding Corp. *	226	2.7%	33.6%	5/4/2006	8/4/2006
Pixar	7,619	0.7%	11.6%	1/24/2006	8/4/2006
BASF Catalyst LLC	5,809	1.5%	27.4%	1/9/2006	6/8/2006
iVillage Inc.	619	4.7%	21.2%	3/3/2006	5/15/2006
Burlington Coat Factory Warehouse Corp.	2,070	2.1%	9.7%	1/18/2006	4/13/2006
INAMED Corp.	3,159	4.2%	11.2%	11/16/2005	3/23/2006
Serena Software, Inc.	1,261	1.5%	30.6%	11/11/2005	3/10/2006
Scientific-Atlanta Inc.	6,610	3.7%	20.4%	11/18/2005	2/24/2006
Amegy Bancorporation Inc.	1,700	1.5%	25.5%	7/6/2005	12/3/2005
Register.com, Inc.	226	2.1%	20.9%	8/9/2005	11/7/2005
Neiman-Marcus Group Inc.	5,346	1.7%	24.4%	5/1/2005	10/6/2005
Aspect Communications Corp.	1,020	3.6%	28.5%	7/5/2005	9/23/2005
HIT Entertainment Limited	1,132	3.6%	26.7%	3/21/2005	5/24/2005
Hollywood Entertainment Corp.	1,272	1.5%	41.4%	1/10/2005	4/27/2005
Mandalay Resort Group	7,770	0.2%	24.1%	6/6/2004	4/25/2005

(a) Researched deals were limited to the following criteria: U.S. transactions valued over $100m that closed over the past two years where 100% of the equity was bought.

* The lowest stock price for the 30 day period prior to the announcement of transaction was used as the "undisturbed" price. For the deals without an asterisk, the "undisturbed" stock price was determined to be the price of the target prior to any public announcement or rumor of a potential transaction and/or review of strategic alternatives, whether substantiated or not.

PROPRIETARY AND CONFIDENTIAL 11

Table of Exhibits
1. Transaction Overview 2. Premium Analysis 3. Valuation Analyses
PROPRIETARY AND CONFIDENTIAL 12

Projected Financial Performance(a) ($ in Millions; Fiscal Year Ending June 30)
Revenue Gross Profit
$1,200 Gross Profit Margin $ 1,032 $1,000 84% R 12% 83% $1,000 C A G $ 922 $ 800 $ 836 $800 81% 82% $ 719 $800 $ 757 80% $ 656 $ 659 $ 596 $ 580 $600 80% $600 $ 50779% $ 489 $ 465 78% $ 457 78% $ 379 $ 397 78% $400 77% 78% $400
$200 $200 76% $0 $0 74% 2003 2004 2005 2006 2007P 2008P2009P 2010P 2003 2004 2005 2006 2007P 2008P 2009P2010P
EBITDA Net Income
EBITDA Margin 15% $100 $175 15% 16% % 15% 2 7 $ 86 14% R : $150 13% 14% 14% $ A G 159 $80 0 C ’ 1 $ 69 $ 6 – 136 $125 ’0 $ 122 12% $ 57 $60 $100 $ 106 3– ’0 6 GR : 1% 0 CA ’0 $ 42 $ 90 $75 $40 $ 79 $ 33 8% $ 28 $ 65 8% $ 24 $ 26 $50 $20 $25 $ 34 $0 4% $0 2003 2004 2005 2006 2007P 2008P 2002010P 2003 2004 2005 2006 2007P 2008P 2009P 2010P
(a) Financial information provided by Velocity Fiscal year 2007 financials include reported financials for 1Q and 2Q and management management. projections for 3Q and 4Q.
PROPRIETARY AND CONFIDENTIAL 13

Discounted Cash Flow Sensitivity Analysis(a) Velocity Implied Price Per Share
Exit Value EBITDA Multiple Approach(b) Perpetual Growth Approach(c)
Exit Multiple Terminal Year Growth 6.0x 6.5x 7.0x 2.0% 3.0% 4.0%
12.0% $50.24 $53.74 $57.24 12.0% $50.78 $55.51 $61.41 Discount Rate 13.0% $48.51 $51.89 $55.26 Discoun13.0% $45.30 $49.03 $53.59 Rate 14.0% $46.85 $50.11 $53.37 14.0% $39.96 $43.75 $47.35 (a) Based on financial information provided by Management. Analysis includes earn-out payments related to prior acquisitions of $46.6 million and $12.2 million in fiscal years 2007 and 2008, respectively. Fully diluted share count varies according to implied price per share output. (b) Based on fiscal year 2010 EBITDA of $159.1 million per management projections for 2007-2010. (c) Based on fiscal year 2010 unlevered FCF of $96.7 million per management projections for 2007-2010.
PROPRIETARY AND CONFIDENTIAL 14

Leveraged Buy Out Analysis Implied Offer Price Per Share(a)
EBITDA Exit Multiple Sensitivity Analysis Leverage Ratio Sensitivity Analysis
EBITDA Exit Multiple Leverage Ratio (EBITDA Multiple)(b) 6.0x 6.5x 7.0x 4.5x 5.0x 5.5x 27.5% $46.75 $48.62 $50.50 27.5% $48.33 $50.50 $52.66 25.0% $47.40 $49.43 $51.46 25.0% $49.42 $51.46 $53.51 Sponsor Required IRR %22.5% $48.13 $50.33 $52.53 Sponsor 22.5% $50.62 $52.53 $54.44 Required IRR % (a) Based on Management projections. Estimated cost synergies not included as part of Analysis includes earn-out payments related to prior acquisitions of $46.6 million and $12.2 analysis. million in fiscal years 2007 and 2008, respectively. Fully diluted share count varies according to implied price per share output. (b) Leverage ratio refers to senior and subordinated debt.
PROPRIETARY AND CONFIDENTIAL 15

FTN Investment Banking

Common Stock Comparison

Marketing & Advertising Industry (Online and Offline)

Online Peer Composite ($ in millions, unless otherwise indicated; Valuation as of 3/19/07)

ONLINE PEER COMPOSITE

Company	Market cap	Enterprise value	EBITDA Margin 2006	EBITDA Margin 2007	EBITDA Margin 2008	EPS LTGR[a]	EV / Revenues 2006	EV / Revenues 2007	EV / Revenues 2008	EV / EBITDA 2006	EV / EBITDA 2007	EV / EBITDA 2008	Price / Earnings 2006	Price / Earnings 2007	Price / Earnings 2008
Velocity* (current valuation as of 3/19/07)	$612	$703	12%	15%	14%	15%	1.0x	0.9x	0.8x	8.1x	5.8x	5.6x	19.3x	11.2x	10.1x
Velocity* ("undisturbed" valuation as of 1/23/07)	$520	$610	12%	15%	14%	15%	0.9x	0.8x	0.7x	7.0x	5.0x	4.8x	16.6x	9.7x	8.7x
24/7 Real Media Inc.	$379	$343	10%	11%	12%	37%	1.7x	1.3x	1.1x	17.9x	11.6x	9.1x	20.8x	14.5x	11.8x
aQuantive Inc.	$2,036	$1,837	28%	25%	26%	26%	4.2x	3.2x	2.7x	14.8x	13.1x	10.3x	40.6x	38.4x	28.9x
Marchex Inc.	$543	$497	31%	30%	32%	36%	3.9x	3.4x	2.9x	12.6x	11.5x	9.1x	29.5x	26.3x	21.0x
MIVA Inc.	$115	$84	NM	2%	5%	20%	0.5x	0.5x	0.4x	NM	NM	8.6x	NM	NM	NM
ValueClick Inc.	$2,588	$2,306	26%	27%	28%	23%	4.2x	3.5x	3.0x	16.1x	12.8x	10.7x	40.6x	32.0x	26.3x
Mean						28%	2.9x	2.4x	2.0x	15.3x	12.2x	9.5x	32.9x	27.8x	22.0x
Median						26%	3.9x	3.2x	2.7x	15.4x	12.2x	9.1x	35.1x	29.1x	23.7x

Offline Peer Composite ($ in millions, unless otherwise indicated; Valuation as of 3/19/07)

OFFLINE PEER COMPOSITE

Company	Market cap	Enterprise value	EBITDA Margin 2006	EBITDA Margin 2007	EBITDA Margin 2008	EPS LTGR[a]	EV / Revenues 2006	EV / Revenues 2007	EV / Revenues 2008	EV / EBITDA 2006	EV / EBITDA 2007	EV / EBITDA 2008	Price / Earnings 2006	Price / Earnings 2007	Price / Earnings 2008
Velocity* (current valuation as of 3/19/07)	$612	$703	12%	15%	14%	15%	1.0x	0.9x	0.8x	8.1x	5.8x	5.6x	19.3x	11.2x	10.1x
Velocity* ("undisturbed" valuation as of 1/23/07)	$520	$610	12%	15%	14%	15%	0.9x	0.8x	0.7x	7.0x	5.0x	4.8x	16.6x	9.7x	8.7x
Catalina Marketing Corp. [b]	$1,131	$1,210	29%	NA	NA	11%	2.6x	NA	NA	9.1x	NA	NA	16.9x	NA	NA
Harte-Hanks Inc.	$2,086	$2,253	19%	19%	19%	11%	1.9x	1.8x	1.7x	10.2x	9.6x	9.0x	19.9x	18.5x	16.3x
infoUSA Inc.	$515	$645	22%	19%	19%	NA	1.5x	1.0x	1.0x	6.9x	5.5x	5.2x	15.2x	13.7x	12.6x
Valassis Communications Inc.	$796	$901	14%	11%	10%	9%	0.9x	0.5x	0.3x	6.3x	4.4x	3.3x	10.3x	13.0x	12.8x
ValueVision Media Inc.	$452	$385	2%	3%	5%	28%	0.5x	0.5x	0.4x	NM	15.2x	9.1x	NM	NM	20.9x
Mean						14%	1.5x	0.9x	0.9x	8.1x	8.7x	6.7x	15.6x	15.1x	15.7x
Median						11%	1.5x	0.8x	0.7x	8.0x	7.5x	7.1x	16.1x	13.7x	14.5x

Source: Projections for all peer companies from CapitalIQ

* Note: Adjusted to calendar year basis. Estimates provided by Velocity management. Market cap and enterprise value calculated using fully diluted shares.

(a) Research analysts' average projected long-term growth rate.

(b) Valuation as of 12/7/06 closing, prior to news release of Catalina's consideration of going private.

PROPRIETARY AND CONFIDENTIAL 16

FTN INVESTMENT BANKING

Common Stock Comparison
Membership-Based Marketing Industry

Peer Composite ($ in millions, unless otherwise indicated; Valuation as of 3/19/07)

MEMBERSHIP PEER COMPOSITE

Company	Market cap	Enterprise value	EBITDA Margin 2006	EBITDA Margin 2007	EBITDA Margin 2008	EPS LTGR[a]	EV / Revenues 2006	EV / Revenues 2007	EV / Revenues 2008	EV / EBITDA 2006	EV / EBITDA 2007	EV / EBITDA 2008	Price / Earnings 2006	Price / Earnings 2007	Price / Earnings 2008
Velocity* (current valuation as of 3/19/07)	$612	$703	12%	15%	14%	15%	1.0x	0.9x	0.8x	8.1x	5.8x	5.6x	19.3x	11.2x	10.1x
Velocity* ("undisturbed" valuation as of 1/23/07)	$520	$610	12%	15%	14%	15%	0.9x	0.8x	0.7x	7.0x	5.0x	4.8x	16.6x	9.7x	8.7x
Intersections Inc.	$170	$162	13%	NA	NA	11%	0.8x	0.6x	0.5x	6.2x	NA	NA	16.2x	15.7x	12.1x
Pre-Paid Legal Services Inc.	$668	$707	20%	NA	NA	NA	1.6x	NA	NA	8.0x	NA	NA	12.9x	NA	NA
Rewards Network Inc.	$141	$126	8%	NA	NA	15%	0.6x	0.5x	0.5x	7.0x	NA	NA	27.4x	NM	24.1x
United Online Inc.	$892	$733	25%	29%	29%	10%	1.4x	1.5x	1.4x	5.6x	5.2x	5.0x	11.6x	12.7x	12.3x
Weight Watcher's International Inc.	$3,714	$4,526	32%	32%	32%	13%	3.7x	3.2x	3.0x	11.5x	10.1x	9.3x	22.9x	19.5x	16.9x
Mean						12%	1.6x	1.5x	1.4x	7.7x	7.6x	7.2x	18.2x	15.9x	16.4x
Median						12%	1.4x	1.1x	1.0x	7.0x	7.6x	7.2x	16.2x	15.7x	14.6x

Source: Projections for all peer companies from CapitalIQ

* Note: Adjusted to calendar year basis. Estimates provided by Velocity management. Market cap and enterprise value calculated using fully diluted shares.

(a) Research analysts' projected long-term growth rate.

PROPRIETARY AND CONFIDENTIAL 17

Trailing P/Es Velocity vs. Peer Groups
40.0x Velocity Membership-Based Peer Composite Online Peer Composite 35.0x Offline Peer Composite
30.0x
25.0x
20.0x
15.0x
10.0x Feb-05 May-05 Aug-05 Nov-05 Feb-06 May-06 Aug-06 Nov-06 Feb-07
Source: Bloomberg Note: Composite group indices are market-cap weighted; Graph is calculated monthly from February 2005 to February 2007. Online Peer Composite: 24/7 Real Media, aQuantive, Marchex, MIVA, ValueClick Offline Peer Composite: ADVO (considered until 7/5/06 deal announcement of being acquired by Valassis), Catalina Communications, Marketing Corp., Harte-Hanks, infoUSA, Valassis ValueVisionMedia Membership-Based Peer Composite: Intersections, Pre-Paid Legal Services, Rewards Network, United Online, Weight Watcher’s International
PROPRIETARY AND CONFIDENTIAL 18

FTN INVESTMENT BANKING

Precedent M&A Transactions

Select precedent transactions in the online advertising and consumer marketing space

Date Announced	Target	Buyer	Target Business Description	Transaction Value ($mm)	TV / LTM Revenues	TV / LTM EBITDA
12/20/06	Digitas Inc.	Publicis Groupe SA	Operates as a global marketing services organization	$1,295	1.8x	NM
6/9/06	Chartered Marketing Services	Intersections Inc.	Offers marketing services, revenue enhancement programs, such as insurance plans and discount membership services, and designs custom programs via a combination of channels	50	1.0x[a]	5.5x[a]
9/5/05	LinkShare Corporation	Rakuten, Inc.	Provides technology and service solutions for managing performance-based marketing and business initiatives	425	N/A	N/A
9/12/05	Q Interactive Inc. (CoolSavings)	Landmark Communications Inc.	Operates as an online direct marketing and media company that provides interactive marketing services to advertisers, their agencies, and publishers.	115[b]	2.2x	18.7x
8/10/05	Fastclick, Inc.	ValueClick Inc.	Provides Internet advertising technologies and services that are designed for Internet ad campaigns	214	2.9x	21.4x
8/2/05	ClickZ Corp.	Incisive Media plc	Provides online advertising and marketing, media buying, conference planning and other related services	43	N/A	N/A
7/27/05	IndustryBrains, LLC	Marchex Inc.	Offers marketing solutions for advertisers and publishers	31	N/A	N/A
6/10/05	Web Marketing Holdings, Inc.	ValueClick Inc.	Provides online direct marketing solutions	141	2.4x	8.6x
4/23/05	DoubleClick Inc.	Hellman & Friedman LLC, JMI Equity Fund	Provides technology, and data products and services for advertising agencies, marketers, and Web publishers to plan, execute, and analyze marketing programs	1,102	3.6x	21.8x
4/19/05	webloyalty.com, Inc.	General Atlantic LLC	Provides online marketing and subscription services to e-commerce, travel, and other fee-based businesses	250	N/A	N/A
8/19/04	Decide Interactive Pty Ltd.	24/7 Real Media Inc.	Offers search engine optimization, marketing strategy development, traffic modeling, implementation, and measurement	27	3.2x	17.1x
7/29/04	goClick.com, Inc.	Marchex Inc.	Provides marketing technologies and services for small merchants primarily in the United States	12	2.5x	8.1x
			Mean		**2.4x**	**14.4x**
			Median		**2.4x**	**17.1x**

Source: CapitalIQ, company press releases, and public filings

(a) Based on fiscal year 2005 revenue and EBITDA values.

(b) Aggregate value, given that Landmark paid $16.7 million for 14.5% of CoolSavings.

PROPRIETARY AND CONFIDENTIAL 19

FTN INVESTMENT BANKING

Precedent M&A Transactions

Select precedent transactions in the offline advertising and consumer marketing space

Date Announced	Target	Buyer	Target Business Description	Transaction Value ($mm)	TV / LTM Revenues	TV / LTM EBITDA
2/20/07	Catalina Marketing Corp	ValueAct Capital	Provides behavior-based communications for consumer packaged goods manufacturers, pharmaceutical manufacturers and marketers, and retailers worldwide	$1,565 [(a)]	3.4x [(a)]	9.9x [(a)]
7/6/06	ADVO Inc. [(b)]	Valassis Communications	Engages in soliciting and processing printed advertising from retailers, manufacturers, and service companies for targeted distribution	1,194	0.8x	13.0x
5/31/06	West Corp.	Quadrangle Group LLC, Thomas H. Lee Partners LP	Provides business process outsourcing services to its customers	3,383	2.1x	8.5x
3/20/06	Outlook Group Corp.	Milestone Partners	Operates as a printing, packaging, and direct marketing company that offers various services, including specialty print, project management, label and packaging materials, and direct mail	46	0.5x	5.7x
7/26/05	Trilegiant of Cendant Corp.	Apollo Management LP	Offers consumer loyalty and rewards programs for companies in the financial services and travel industries	1,825	1.2x	5.4x
			Mean		**1.6x**	**8.5x**
			Median		**1.2x**	**8.5x**

Source: CapitalIQ, company press releases, and public filings

(a) Enterprise value is used.

(b) ADVO and Valassis amended the terms of their definitive merger agreement in December 2006. The $1.2 billion transaction value is on a diluted basis.

PROPRIETARY AND CONFIDENTIAL 20

FTN INVESTMENT BANKING

Case Study

Apollo Management's Acquisition of Trilegiant*

Deal Overview

- On July 26, 2005, Cendant Corporation announced that it has entered into a definitive agreement to sell its Marketing Services Division ("MSD") to an affiliate of Apollo Management, L.P. for approximately $1.83 billion
- The sale represented part of the breakup of Cendant that was being undertaken
- The transaction closed in October 2005
- Following the sale, MSD changed its name to Affinion Loyalty Group in January 2006

Company Overview

- MSD provides enhancement packages to financial institutions and insurance-based products to consumers and a variety of membership programs offering discounted products and services to consumers
- MSD consists of subsidiaries Cendant International Marketing Services, Progeny Marketing Innovations, and Trilegiant Loyalty Solutions
- MSD generated $1.5 billion in revenues in 2004

MSD Financials ($ in millions)

	2004	2003	% Change
Revenues	$ 1,499	$ 1,224	22.5%
% of Total Cendant Rev's	*7.6%*	*6.8%*	
EBITDA	341	296	15.2%
% of Total Cendant EBITDA	*10.1%*	*9.5%*	
% MSD Rev's	*22.7%*	*24.2%*	

Deal Multiples

Total Transaction Value	$1.83 billion
TV / Revenues	1.2x
TV / EBITDA	5.4x

* Also known as Cendant's Marketing Services Division.

PROPRIETARY AND CONFIDENTIAL 21

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